Exhibit 99

                      DISCUSSION PIECE FOR
                FINANCIAL ANALYSTS' QUESTIONS

     These materials were derived from public information and were prepared to respond to anticipated questions about the proposed transaction.

                                     Proffitt's/Saks's
                                     Capital Structure
As of May 2, 1998                     ($ in millions)

                                                                               Pro Forma
                                    Proffitt's           Carson's               Combined
                                  -----------------    --------------   -----------------------
                                      $      %            $      %             $         %
                                    ----    ----        ----    ----         -----     -----
Current portion of
  Long-Term Debt                    $9                    4                     13
                                 -----                -----                  -----
Long-Term Debt:
    Revolving credit facility      136                  195                    331
    Senior notes                   125                                         125
    Real estate debt and
        capital leases              79                  445                    594
    5 1/2% convertible notes                            276                    276
    Other long-term debt            14                                          14
                                 -----                -----                  -----
         Total long-term debt      354                  886                  1,240
                                 -----                -----                  -----
Total debt                         363     24%          890         50%      1,253       38%
Shareholders' equity             1,121     76%          884         50%      2,005       62%
                                 -----   -----        -----       -----      -----     -----
Total capitalization            $1,484    100%       $1,774        100%     $3,258      100%
                                ======  ======       ======      ======     ======     ======